Exhibit 23.4
                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Viacom Inc.
and Viacom International Inc. of our reports dated February 10, 1995, appearing on pages II-15 and F-2 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
April 12, 1995